UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2023

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Congress Ave., Boca Raton, Florida 33487

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

8740 S Sepulveda Blvd, Suite 105, Los Angeles, California 90045

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2023, subsidiaries of MedMen Enterprises Inc. (the “Company”), MMOF Vegas Retail, Inc. and MMOF Vegas Retail 2, Inc., entered into an Asset Purchase and Sale Agreement (the “Arizona Agreement”) with Retail Facilities Operations NV, LLC, and MME Retail Management, LLC, a subsidiary of the Company, entered into an Assignment Agreement (the “Nevada Agreement” and together with the Arizona Agreement, the “Agreements”) with Retail Facilities Operations AZ, LLC. Retail Facilities Operations AZ, LLC and Retail Facilities Operations NV, LLC are affiliate of Mint Cannabis (“MINT Cannabis”), a private multi-state cannabis operator headquartered in Arizona. Pursuant to the Agreements, the Company has agreed to sell its non-core business operations in Arizona and certain assets in Nevada for total consideration comprising a minimum of an aggregate of $24.0 million of cash, which is subject to certain tax liability, net working capital and other adjustments, and short-term seller notes in the principal amount of $5.5 million, subject to certain tax liability adjustment, and the assumption of certain liabilities. In particular, the transactions comprise of the sales of the Company’s wholly-owned operating subsidiary in Arizona and its two operating dispensaries located in Clark County in Nevada. These sales are the result of the Company’s previously announced strategic review and evaluation of divestiture opportunities of its non-core assets. The transactions are subject to customary closing conditions, including, among others, the receipt of applicable regulatory approvals.

Item 7.01	Regulation FD Disclosure.

On December 20, 2023, the Company issued a press release announcing the events described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023	MEDMEN ENTERPRISES INC.

/s/ Kimble Cannon
	By:	Kimble Cannon
	Its:	General Counsel & Corporate Secretary